As filed with the Securities and Exchange Commission on May 23, 2024
Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE DAVEY TREE EXPERT COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-0176110
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1500 North Mantua Street

P.O. Box 5193

Kent, Ohio 44240

(Address of Principal Executive Offices) (Zip Code)

The Davey Tree Expert Company 2024 Omnibus Stock Plan

(Full Title of the Plan)

Joseph R. Paul

Executive Vice President, Chief Financial Officer and Assistant Secretary

The Davey Tree Expert Company

1500 North Mantua Street

P.O. Box 5193

Kent, Ohio 44240

(330) 673-9511

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

Jurgita Ashley

Thompson Hine LLP

3900 Key Center

127 Public Square

Cleveland, Ohio 44114

(216) 566-5500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Non-Accelerated Filer	☒	Emerging Growth Company	☐
Accelerated Filer	☐	Smaller Reporting Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants of The Davey Tree Expert Company 2024 Omnibus Stock Plan (the “Plan”), as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement on Form S-8 (“Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, will constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have previously been filed by The Davey Tree Expert Company (the “Registrant”) with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

1.	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on March 11, 2024 (including the information incorporated by reference therein from the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 5, 2024);

2.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2024, filed with the Commission on May 9, 2024;

3.	The Registrant’s Current Reports on Form 8-K filed with the Commission on March 15, 2024, and May 22, 2024; and

4.	The description of the Registrant’s Common Shares contained in the Registrant’s Registration Statements filed with the Commission pursuant to Section 12 of the Exchange Act, as updated by the description of the Common Shares contained in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, together with any amendment or report filed with the Commission for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the Commission) subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

  Not applicable.

Item 5. Interests of Named Experts and Counsel.

  Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Ohio. Section 1701.13 of the Ohio Revised Code permits indemnification of any present or former director or officer of the Registrant against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person by reason of the fact that such person was a director or officer, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Registrant, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of an action or suit brought by or in the right of the Registrant, such Ohio Revised Code section permits indemnification of such persons against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Registrant, subject to certain exceptions, including (i) if the person seeking indemnification is adjudged liable for negligence or misconduct in the performance of such person’s duties to Registrant, unless an appropriate court determines such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper, or (ii) if liability asserted against such person concerns certain unlawful dividends, distributions and other payments.

Article V of the Registrant’s 2017 Amended and Restated Regulations (the “Regulations”) provides that the Registrant will indemnify any person made or threatened to be made a party to a suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, with such indemnification being provided under substantially the same terms of Section 1701.13 of the Ohio Revised Code as described above, except that no indemnification of a director shall be made in the case of an action or suit brought by or in the right of the Registrant if it is proved by clear and convincing evidence in a court of competent jurisdiction that such person’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Registrant or undertaken with reckless disregard for the best interests of the Registrant, and no indemnification of an officer, employee, or agent, regardless of such person’s status as a director, will be made in respect of any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the Registrant, unless and only to the extent that the court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Article V of the Regulations further provides that the Registrant may advance expenses incurred by a director, officer, employee or agent in defending actions, suits or proceedings, provided that the Registrant’s Board of Directors authorizes the advancement of expenses and the director, officer, employee or agent agrees to repay the amount if it is ultimately determined that such person is not entitled to be indemnified by the Registrant. In addition, unless a director is defending an action, suit or proceeding in which the only liability asserted against the director is pursuant to Section 1701.95 of the Ohio Revised Code, the Registrant will advance expenses incurred by the director in defending such action, suit or proceeding, provided that the director agrees (i) to repay the amount advanced if it is proved by clear and convincing evidence in a court of competent jurisdiction that such director’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Registrant or undertaken with reckless disregard for the best interests of the Registrant and (ii) to reasonably cooperate with the Registrant concerning the action, suit, or proceeding.

Under the terms of the Registrant’s directors’ and officers’ liability and company reimbursement insurance policies, directors and officers of the Registrant are insured against certain liabilities, including liabilities arising under the Securities Act.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit
4.1	2017 Amended Articles of Incorporation of The Davey Tree Expert Company (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 17, 2017).
4.2	Certificate of Amendment to the 2017 Amended Articles of Incorporation, dated as of September 20, 2021 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 21, 2021).
4.3	2017 Amended and Restated Regulations of The Davey Tree Expert Company (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 17, 2017).
5.1	Opinion of Thompson Hine LLP.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Thompson Hine LLP (included in Exhibit 5.1).
24.1	Power of Attorney.
99.1	The Davey Tree Expert Company 2024 Omnibus Stock Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 22, 2024).
99.2	Form of Performance Restricted Stock Unit Agreement (2024 Omnibus Stock Plan) (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 22, 2024).
99.3	Form of Director Restricted Stock Unit Agreement (2024 Omnibus Stock Plan) (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 22, 2024).
107	Filing Fee Table.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kent, State of Ohio, on May 23, 2024.

THE DAVEY TREE EXPERT COMPANY

By:	/s/ Joseph R. Paul
Joseph R. Paul
Executive Vice President, Chief Financial Officer and Assistant Secretary, and Director

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Patrick M. Covey	Chairman, President and Chief Executive Officer (Principal Executive Officer)	May 23, 2024
Patrick M. Covey

/s/ Joseph R. Paul	Executive Vice President, Chief Financial Officer and Assistant Secretary, and Director (Principal Financial Officer)	May 23, 2024
Joseph R. Paul

/s/ Thea R. Sears	Vice President and Controller (Principal Accounting Officer)	May 23, 2024
Thea R. Sears

/s/ Alejandra Evans*	Director	May 23, 2024
Alejandra Evans

/s/ Matthew C. Harris*	Director	May 23, 2024
Matthew C. Harris

/s/ Thomas A. Haught*	Director	May 23, 2024
Thomas A. Haught

/s/ Catherine M. Kilbane*	Director	May 23, 2024
Catherine M. Kilbane

/s/ Charles D. Stapleton*	Director	May 23, 2024
Charles D. Stapleton

*By:	/s/ Joseph R. Paul
Joseph R. Paul
Attorney-In-Fact